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EXHIBIT 23

                        CONSENT OF INDEPENDENT ACCOUTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-34316 and 33-44370), the Registration Statement on Form S-4 (Registration No. 33-2551) and the Registration Statement on Form S-8 (Registration No. 333-39982) and, of our report dated January 29, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 29, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dayton, Ohio
March 30, 2001


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